EXHIBIT 99.1

Midland States Bancorp, Inc. Announces Preliminary 2025 First Quarter Results
Effingham, IL, April 30, 2025 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (Nasdaq: MSBI) (the “Company”) reported preliminary results for the first quarter of 2025. As previously disclosed, the Company is completing its evaluation, subject to review by its independent registered public accounting firm, of the accounting and financial reporting of third-party lending and servicing arrangements, including the collection and analysis of third-party documentation, not material to tangible equity. This process is ongoing and must be completed for the Company to file its Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Annual Report”), which is expected to include restated financial statements for the applicable periods.
While the Company works diligently to complete this process, the Company is providing preliminary results for the first quarter of 2025. These results reflect the updated accounting methodology for the remaining third party lending and servicing arrangements. The Company’s actual results may differ materially from these preliminary financial results. The Company is also completing an evaluation of whether there is an impairment to its goodwill, including obtaining valuation information from third parties. An impairment, if determined to exist, would not affect the tangible equity or the regulatory capital ratios of the Company. This preliminary financial data has been prepared by and is the responsibility of the Company. The Company’s independent auditor has not reviewed or audited these preliminary financial results. The results should be considered preliminary and are subject to adjustment based on the results of the process, the restatement and other developments that may arise between now and the time the Company’s 2024 audited consolidated financial statements are issued.
As a result of the delays in the filing of the 2024 Annual Report, certain subsequent events have been evaluated and will be recorded in the Company’s audited financial statements for the year ended December 31, 2024. The Company will continue to evaluate subsequent events that occur prior to the date the financial statements for the year ended December 31, 2024 are available to be issued.
Preliminary 2025 First Quarter Results
•Net income available to common shareholders of $12.6 million, or $0.57 per diluted share, for the first quarter of 2025
•Pre-tax, pre-provision earnings of $27.0 million, or $1.12 per diluted share, for the first quarter of 2025
Discussion of Outlook; President & Chief Executive Officer, Jeffrey G. Ludwig:
“We are working diligently to resolve the delay in our audited financials, although we want to emphasize that we do not expect a material impact to first quarter tangible equity or regulatory capital levels, and that our unaudited preliminary first quarter results already reflect the previously disclosed accounting methodology changes, for a small third party guaranteed loan portfolio.
“Improving credit quality remains a strategic priority, and during the first quarter we had no significant new substandard or nonperforming loans identified, with two-thirds of net charge-offs in the quarter taking place within third party programs that were fully reimbursed. The previously disclosed sale of

$330 million of GreenSky loans in April 2025, plus tighter underwriting standards in our equipment finance portfolio are expected to significantly reduce exposure to higher-risk portfolios over the balance of 2025.
“Our underlying profitability trends were favorable in the first quarter, with a strong net interest margin of 3.48%, solid loan growth in the Community Bank, and continued contribution from our wealth management revenue platform. We continue to expect stronger profitability over the balance of 2025 with growing capital ratios.”
Key Points for First Quarter and Outlook
Continued Credit Clean-up; Tightened Credit Standards
•The Company closed its sale of participation interests of consumer loans originated through the GreenSky program. The sale included approximately $330 million, or 89%, of the Company’s GreenSky portfolio. The remaining portfolio will be retained by the Company under a new servicing agreement.
•Substandard accruing loans and nonperforming loans decreased slightly to $75.7 million and $140.0 million at March 31, 2025, respectively. No significant new substandard or nonperforming loans were identified during the quarter.
•Net charge-offs were $16.9 million for the quarter, including $11.1 million of fully reimbursed charge-offs related to our third party lending programs. Net charge-offs in our equipment finance portfolio were approximately $4.5 million as we continue to see credit issues primarily in the trucking industry.
•Provision for credit losses on loans was $8.3 million for the first quarter of 2025, primarily as a result of continued trends in the equipment finance portfolio.
•Allowance for credit losses on loans was $90.5 million, or 1.80% of total loans.
The table below summarizes certain information regarding the Company’s loan portfolio asset quality as of March 31, 2025.

(in thousands)	As of and for the Three Months Ended March 31, 2025
Asset Quality
Loans 30-89 days past due	$43,522
Nonperforming loans	140,020
Nonperforming assets	146,080
Substandard accruing loans	75,668
Net charge-offs	16,878
Loans 30-89 days past due to total loans	0.87%
Nonperforming loans to total loans	2.79%
Nonperforming assets to total assets	1.96%
Allowance for credit losses to total loans	1.80%
Allowance for credit losses to nonperforming loans	64.60%
Net charge-offs to average loans	1.35%

Solid Growth Trends in Community Bank & Wealth Management
•Total loans at March 31, 2025 were $5.02 billion, a decrease of $149.5 million from December 31, 2024. Key changes in the loan portfolio were as follows:
◦Loans originated by our Community Bank increased $56.8 million, or 1.8%, from December 31, 2024, pipelines remain strong
◦We continue to pursue an intentional decrease in our Specialty Finance loan portfolio, as we tighten credit standards. Balances in this loan portfolio decreased $159.3 million during the quarter.
◦Equipment finance portfolio balances declined $44.9 million during the quarter as we continue to reduce the overall balances in this unit and tighten underwriting standards.
•Total deposits were $5.94 billion at March 31, 2025, a decrease of $260.8 million from December 31, 2024. The decline in deposits reflects the following:
◦Noninterest-bearing deposits increased $35.1 million in the quarter.
◦Retail deposits increased by $96.8 million through a growth and marketing strategy implemented late in the first quarter of 2025, along with higher average deposits held by retail customers.
◦Brokered deposits, including both money market and time deposits decreased by $115.4 million.
◦Sweep accounts included in interest bearing checking decreased by $115.4 million, of which $80 million was related to normal first quarter distributions for one large depositor with the remainder due to seasonal adjustments.
◦Servicing deposits decreased by $53.9 million.
•Wealth Management revenue totaled $7.4 million in the first quarter of 2025. Assets under administration were $4.10 billion at March 31, 2025. The Company added six new sales positions in the first quarter of 2025 and continues to experience strong pipelines.

Net Interest Margin
•Net interest margin was 3.48%, and we saw a continued decline in the cost of funding. Rate cuts enacted by the Federal Reserve Bank in late 2024 continue to result in a lower cost of deposits for the Company, which fell to 2.29% in the first quarter of 2025.
The following table summarizes certain factors affecting the Company’s net interest margin for the first quarter of 2025.

	For the Three Months Ended
(dollars in thousands)	March 31, 2025
Interest-earning assets	Average Balance	Interest & Fees	Yield/Rate
Cash and cash equivalents	$68,671	$718	4.24%
Investment securities(1)	1,311,887	15,517	4.80
Loans(1)(2)	5,057,394	78,014	6.26
Loans held for sale	326,348	4,563	5.67
Nonmarketable equity securities	35,614	647	7.37
Total interest-earning assets	6,799,914	99,459	5.93
Noninterest-earning assets	687,870
Total assets	$7,487,784

Interest-Bearing Liabilities
Interest-bearing deposits	$5,074,007	$34,615	2.77%
Short-term borrowings	73,767	700	3.85
FHLB advances & other borrowings	299,578	3,163	4.28
Subordinated debt	77,752	1,387	7.23
Trust preferred debentures	51,283	1,200	9.49
Total interest-bearing liabilities	5,576,387	41,065	2.99
Noninterest-bearing deposits	1,052,181
Other noninterest-bearing liabilities	124,638
Shareholders’ equity	734,578
Total liabilities and shareholder’s equity	$7,487,784

Net Interest Margin		$58,394	3.48%

Cost of Deposits			2.29%
(1)Interest income and average rates for tax-exempt loans and investment securities are presented on a tax-equivalent basis, assuming a federal income tax rate of 21%. Tax-equivalent adjustments totaled $0.2 million for the three months ended March 31, 2025.
(2)Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.

Trends in Noninterest Income and Expense
•Noninterest income was $17.8 million for the first quarter of 2025 and included a loss on limited partnership investments of $0.6 million and credit enhancement losses of $0.6 million, offset by income from death benefits on life insurance policies of $0.3 million.
•As of the date of this earnings release, the Company expects noninterest income of approximately $17.0 million to $17.5 million in the near term quarters after consideration of credit enhancement income or losses.
•Noninterest expense was $48.9 million for the first quarter of 2025 and was impacted by an additional $1.4 million in severance expense and $0.7 million in professional fees. The Company continues to experience higher levels of legal fees and other expenses related to loan collections.
•As of the date of this earnings release, the Company expects the near term operating expense run rate to be approximately $48.0 million to $49.0 million.
First Quarter 2025 Financial Highlights and Key Performance Indicators (KPIs):

As of and for the Three Months Ended March 31, 2025
Return on average assets	0.80%
Pre-tax, pre-provision return on average assets(1)	1.46%
Net interest margin	3.48%
Efficiency ratio (1)	64.24%
Noninterest expense to average assets	2.65%
Net charge-offs to average loans	1.35%
Tangible book value per share at period end (1)	$21.43
Diluted earnings per common share	$0.57
Common shares outstanding at period end	21,503,036
(1) Non-GAAP financial measures. Refer to page 10 for a reconciliation to the comparable GAAP financial measures.
Capital
At March 31, 2025, Midland States Bank and the Company exceeded all regulatory capital requirements under Basel III, and Midland States Bank met the qualifications to be a ‘‘well-capitalized’’ financial institution, as summarized in the following table:

	As of March 31, 2025
	Midland States Bank	Midland States Bancorp, Inc.	Minimum Regulatory Requirements (2)
Total capital to risk-weighted assets	13.10%	13.77%	10.50%
Tier 1 capital to risk-weighted assets	11.84%	11.43%	8.50%
Common equity Tier 1 capital to risk-weighted assets	11.84%	8.60%	7.00%
Tier 1 leverage ratio	9.90%	9.55%	4.00%
Tangible common equity to tangible assets (1)	N/A	6.32%	N/A
(1) A non-GAAP financial measure. Refer to page 10 for a reconciliation to the comparable GAAP financial measure.
(2) Includes the capital conservation buffer of 2.5%, as applicable.

About Midland States Bancorp, Inc.
Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of March 31, 2025, the Company had total assets of approximately $7.46 billion, and its Wealth Management Group had assets under administration of approximately $4.10 billion. The Company provides a full range of commercial and consumer banking products and services and business equipment financing, merchant credit card services, trust and investment management, insurance and financial planning services. For additional information, visit https://www.midlandsb.com/ or https://www.linkedin.com/company/midland-states-bank.
Non-GAAP Financial Measures
Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP.
These non-GAAP financial measures include “Pre-tax, pre-provision earnings,” “Pre-tax, pre-provision diluted earnings per share,” “Pre-tax, pre-provision return on average assets,” “Efficiency ratio,” “Tangible common equity to tangible assets,” and “Tangible book value per share.” The Company believes these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Not all companies use the same calculation of these measures; therefore, the measures in this press release may not be comparable to other similarly titled measures as presented by other companies.
Forward-Looking Statements
Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, future performance, goals and future earnings levels, including currently anticipated levels of noninterest income and operating expenses. These statements are subject to many risks and uncertainties, including the expected timing and results of the Company’s audit for the year ended December 31, 2024, and the Company’s ongoing evaluation of whether there is an impairment to its goodwill; the fact that the completion and filing of the 2024 Annual Report has taken, and may continue to take, longer than expected; changes in interest rates and other general economic, business and political conditions; the impact of federal trade policy, inflation, increased deposit volatility and potential regulatory developments; changes in the financial markets; changes in business plans as circumstances warrant; changes to U.S. tax laws, regulations and guidance; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
CONTACTS:
Jeffrey G. Ludwig, President and CEO, at jludwig@midlandsb.com or (217) 342-7321
Eric T. Lemke, Chief Financial Officer, at elemke@midlandsb.com or (217) 342-7321

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

(dollars in thousands)	As of March 31, 2025
Assets
Cash and cash equivalents	$102,006
Investment securities	1,368,405
Loans	5,018,053
Allowance for credit losses on loans	(90,458)
Total loans, net	4,927,595
Loans held for sale	287,821
Premises and equipment, net	86,719
Other real estate owned	4,669
Loan servicing rights, at lower of cost or fair value	17,278
Goodwill	161,904
Other intangible assets, net	11,189
Company-owned life insurance	212,336
Credit enhancement asset	5,614
Other assets	272,217
Total assets	$7,457,753

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$1,090,707
Interest-bearing deposits	4,845,727
Total deposits	5,936,434
Short-term borrowings	40,224
FHLB advances and other borrowings	498,000
Subordinated debt	77,754
Trust preferred debentures	51,358
Other liabilities	109,599
Total liabilities	6,713,369
Total shareholders’ equity	744,384
Total liabilities and shareholders’ equity	$7,457,753

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

(in thousands, except per share data)	For the Three Months Ended March 31, 2025
Net interest income:
Interest income	$99,251
Interest expense	41,065
Net interest income	58,186
Provision for credit losses on loans	8,250
Net interest income after provision for credit losses	49,936
Noninterest income:
Wealth management revenue	7,350
Service charges on deposit accounts	3,305
Interchange revenue	3,151
Residential mortgage banking revenue	676
Income on company-owned life insurance	2,334
Credit enhancement (loss) income	(578)
Other income	1,525
Total noninterest income	17,763
Noninterest expense:
Salaries and employee benefits	26,416
Occupancy and equipment	4,498
Data processing	6,919
Professional services	2,741
Amortization of intangible assets	911
FDIC insurance	1,463
Other expense	5,977
Total noninterest expense	48,925
Income before income taxes	18,774
Income tax expense	3,975
Net income	14,799
Preferred stock dividends	2,228
Net income available to common shareholders	$12,571

Basic earnings per common share	$0.57
Diluted earnings per common share	$0.57

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited)(continued)

(in thousands)	As of March 31, 2025
Loan Portfolio Mix
Commercial loans	$869,009
Equipment finance loans	390,276
Equipment finance leases	373,168
Total commercial loans and leases	1,632,453
Commercial real estate	2,592,325
Construction and land development	264,966
Residential real estate	373,095
Consumer	155,214
Total loans	$5,018,053

Loan Portfolio Segment
Regions
Eastern	$897,792
Northern	747,028
Southern	711,787
St. Louis	902,743
Total Community Bank	3,259,350
Specialty finance	865,401
Equipment finance	763,444
Non-core consumer and other(1)	129,858
Total loans	$5,018,053

Deposit Portfolio Mix
Noninterest-bearing demand	$1,090,707
Interest-bearing:
Checking	2,161,282
Money market	1,154,403
Savings	522,663
Time	818,732
Brokered time	188,647
Total deposits	$5,936,434

Deposit Portfolio by Channel
Retail	$2,846,494
Commercial	1,074,837
Public Funds	490,374
Wealth & Trust	301,251
Servicing	842,567
Brokered Deposits	358,063
Other	22,848
Total deposits	$5,936,434
(1) Non-core consumer loans refers to consumer loan portfolios originated through third parties.

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Pre-Tax, Pre-Provision Earnings Reconciliation

For the Three Months Ended March 31, 2025
Income before income taxes	$18,774
Provision for credit losses	8,250
Pre-tax, pre-provision earnings	$27,024
Pre-tax, pre-provision earnings per diluted share	$1.12
Pre-tax, pre-provision return on average assets	1.46%

Efficiency Ratio Reconciliation

(dollars in thousands)	For the Three Months Ended March 31, 2025
Noninterest expense - GAAP	$48,925

Net interest income - GAAP	$58,186
Effect of tax-exempt income	208
Adjusted net interest income	58,394

Noninterest income - GAAP	17,763

Adjusted total revenue	$76,157

Efficiency ratio	64.24%

Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share

(dollars in thousands, except per share data)	As of March 31, 2025
Shareholders' Equity to Tangible Common Equity
Total shareholders' equity—GAAP	$744,384
Adjustments:
Preferred Stock	(110,548)
Goodwill	(161,904)
Other intangible assets, net	(11,189)
Tangible common equity	460,743

Total Assets to Tangible Assets:
Total assets—GAAP	$7,457,753
Adjustments:
Goodwill	(161,904)
Other intangible assets, net	(11,189)
Tangible assets	$7,284,660

Common Shares Outstanding	21,503,036

Tangible Common Equity to Tangible Assets	6.32%
Tangible Book Value Per Share	$21.43